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                                                                  EXHIBIT 10.17


                    WINK APPLICATION SERVER LICENSE AGREEMENT


        THIS AGREEMENT (the "Agreement") is executed as of this 30th day of September 1997 ("Execution Date") to memorialize the parties' relationship and its terms are effective October 31, 1994, (the "Effective Date"), between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501 ("Wink") and Toshiba Corporation, with offices at 11, Shibaura 1-Chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba").

                                   BACKGROUND

        A. Wink is a software developer and has developed its interactive Television system of technology and related products, services, processes and materials (the "Wink ITV System"), which includes a software protocol for delivering interactive applications synchronized with or independent of television programs and advertisements. Also included without limitation in the Wink ITV System are an authoring tool, server software and the Wink Engineer(TM) that decodes the protocol and displays the interactive applications overlaid on a television screen.

        B. Wink and Toshiba desire that Wink develop and grant to Toshiba the right to use and embed certain Wink products in Toshiba products identified by the parties from time to time. Wink and Toshiba are executing a series of agreements to accomplish this desired goal:

               (i)    this Agreement,

               (ii)   Wink Engine License Agreement, and

               (iii) Wink Online Server for InterText License Agreement (together, the "Wink/Toshiba Agreements").

        C. The Wink Application Server software is among the Wink Products that Toshiba desires that Wink modify and grant to Toshiba the right to use and distribute in Toshiba's products.

1.      DEFINITIONS

        1.1 "WAS" shall mean the Wink application server software in machine executable format, as modified to meet the Specifications.

        1.2 "Licensed WAS Technology" shall mean the WAS version 1.0 for InterText, and certain external applications that communicate with and control the WAS through a defined API ("Server Modules), version 1.0 for InterText, and any related documentation, know-how and technical information which Wink may provide to Toshiba under this Agreement, and any Updates that may be provided by Wink to Toshiba from time to time.



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        1.3 "Toshiba Broadcast Server Product" shall mean a Toshiba broadcast server hardware and software product which has the functionality described on Exhibit B.

        1.4 "Combined Broadcast Server Product" shall mean a Toshiba Broadcast Server Product which incorporates the Licensed WAS Technology as permitted under this Agreement.

        1.5 "Deliverables" shall mean each deliverable identified in the Development Plan.

        1.6 "Development Plan" shall mean the plan for completion of the development activities including the Specifications, each party's respective development obligations, milestones, a schedule, Deliverables, and other relevant items all as mutually agreed upon and as set forth in Exhibit A attached hereto for the delivery of the Licensed WAS Technology and, if specified by the Parties in a mutually agreed amendment to Exhibit B, to Updates.

        1.7 "Specifications" shall mean the technical and other specifications for the Licensed WAS Technology as set forth in the Development Plan.

        1.8 "Updates" shall mean updates containing error corrections or minor enhancements to the Licensed WAS Technology created by or for Wink after the Effective Date and designated by a change in version number to the right of the decimal point. Updates do not include major enhancements to the Licensed WAS Technology designated by changes in the version number to the left of the decimal point. Because the functionality of the Licensed WAS Technology can be modified by either changing the WAS itself or by creating or revising a Server Module, either minor or major enhancements may be provided in the form of a revision to WAS code or in the form of a new or revised Server Module.

        1.9 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, copyrights, mask work rights, trade secrets, know-how, technical information, and all other intellectual property rights, including without limitation all applications and registrations with respect thereto.

2.      DEVELOPMENT

        2.1 Development Efforts. Each party will use reasonable commercial efforts to perform its development activities in accordance with the Development Plan. In connection therewith, each party shall (i) cooperate with the other party to produce the Specifications, and (ii) cooperate in providing the other party with additional materials and information, as mutually agreed. Toshiba shall provide the equipment and other materials identified on Exhibit C ("Equipment") for use by Wink to execute the Development Plan, to create Updates and new versions and to perform Wink's support obligations. Toshiba shall remain the owner of such Equipment. Wink may, upon written approval by Toshiba in each instance, which approval shall not be unreasonably withheld, alter the Specifications commensurate with good faith efforts to finalize and refine the Deliverables in accordance with Toshiba's needs and objectives for the Licensed WAS Technology. The parties may agree on additional development activities by amending Exhibit A. All development shall be at each



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party's sole expense, except as set forth in Section 4 (entitled "Royalties") or
Section 10 (entitled "Training, Support and Maintenance") or Exhibit H (entitled "Support") below. Except as provided in this Section 2 (entitled "Development"), Toshiba shall be solely responsible for development of the Toshiba Broadcast Server Product and the Combined Broadcast Server Product.

        2.2 Delivery and Acceptance. In the event either party is late in the performance of its obligations with respect to the Development Plan, the other party's obligations as to those items shall be delayed by a period necessary as a result of the delay. The parties shall mutually agree on testing criteria and evaluation procedures for the Deliverables which shall be set forth in the Development Plan. Upon delivery to Toshiba of each Deliverable, Toshiba shall have thirty (30) days to test such Deliverable, unless a longer period is specifically agreed to by the parties in writing, in accordance with the mutually agreed criteria and procedures, for conformance to the applicable Specifications and to accept such Deliverable or deliver to Wink a written Statement of Defects to be corrected. Failure to provide a Statement of Defects shall be deemed acceptance. If Toshiba provides a written Statement of Defects, Wink shall use reasonable commercial efforts to correct such defects as soon as practicable and resubmit the Deliverable to Toshiba. These procedures shall be repeated until Toshiba accepts the Deliverable or the parties mutually agree to terminate this Schedule.

        2.3 Transfer. Upon Toshiba's acceptance of the final Deliverable ("Final Acceptance"), Wink shall deliver to Toshiba a master diskette or other digital storage media containing the Licensed WAS Technology for use by Toshiba in accordance with the terms of this Agreement.

        2.4 Other Projects. Toshiba acknowledges that Wink is in the business of customizing its software products for other third parties and nothing in this Agreement restricts Winks rights to provide the Licensed WAS Technology or other versions of the WAS, Server Modules or other components of the Licensed WAS Technology to any other party.

        2.5 Further Development. Any additional development or testing of the Licensed WAS Technology after acceptance Under Section 2.2, including the development of enhancements with particular functionality, or new versions, will be subject to mutual agreement. If the parties agree upon terms and conditions for such development the parties will attach an addendum to this Agreement setting forth all such terms and conditions or will amend this Agreement as necessary to account for such additional development.

3.      LICENSE

        3.1 Grant. Subject to the terms and conditions of this Agreement, Wink hereby grants to Toshiba a non-exclusive, non-transferable, right and license under Wink's Intellectual Property Rights in and to the Licensed WAS Technology, to (a) reproduce and have reproduced the Licensed WAS Technology solely for incorporation into a Toshiba Broadcast Server Product, (b) to use internally the Licensed WAS Technology for the purposes of 3.1 (a), and (c) to distribute the Combined Broadcast Server Products only in Japan and any other countries which both parties may agree to in a mutually signed writing. Toshiba shall have no right to distribute the Licensed WAS Technology on a standalone basis except that Toshiba may distribute Updates provided by Wink to



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existing customers of Combined Broadcast Server Products for incorporation into such Combined Broadcast Server Products provided that such distribution shall be subject to procedures reasonably acceptable to Wink to monitor such distribution, including encryption procedures where distributed electronically. The parties shall mutually agree on such procedures prior to any such distribution and Toshiba shall ensure that its subdistributors comply with all such procedures. Toshiba shall have no right to sublicense the foregoing rights except to the extent a sublicense may be deemed to have been granted in connection with the exercise by Toshiba of its rights to engage submanufacturers and subdistributors as described herein. Except as expressly provided in this Agreement, Wink reserves all rights and ownership to the Licensed WAS Technology,

               3.1.1 Toshiba Subsidiaries. The grant in Section 3.1 (entitled "Grant") shall also apply to any direct or indirect subsidiary of Toshiba that is majority-owned and controlled by Toshiba and only for so long as it remains majority-owned and controlled by Toshiba and that is listed in Exhibit D (entitled "Toshiba Subsidiaries") provided that Toshiba, prior to the exercise of any such rights by a subsidiary, obtains in writing such subsidiary's agreement to be bound by all the applicable restrictions and obligations under this Agreement. Upon request of Wink, Toshiba promptly shall provide Wink a copy of each such written agreement. Toshiba hereby guarantees the performance of such obligations and restrictions by each subsidiary exercising any rights under
Section 3.1 as primary obligor and not merely as surety. Toshiba shall provide Wink with the name and contact information for an appropriate manager at each subsidiary in Exhibit D. Failure to list a subsidiary in Exhibit D shall have no effect on the obligations of Toshiba as set forth in this Section 3.1.1.

               3.1.2 Translations. Wink grants Toshiba the right to localize into the Japanese language the user documentation provided by Wink for WAS and Server Modules ("Wink Manuals") and text resources in WAS and Server Modules ("Wink Text Resources", which together with Wink Manuals shall comprise "Wink Documentation"). Wink grants Toshiba the non-exclusive, non transferable right to use, copy and distribute the Wink Manuals, the translated Wink Manuals ("Translated Wink Manuals"), and the translated Wink Text Resources in Japan. The Translated Wink Manuals shall be a "derivative" work of the Wink Manuals, and Translated Wink Manuals contain content which is copyrighted material of Wink. Therefore, Toshiba's rights in the Translated Wink Manuals are subordinate to Wink's rights in the Wink Manuals, and the Translated Wink Manuals may only be used, copied, or distributed in accordance with specific written permission by Wink. The translated Wink Text Resources shall be owned by Wink and are copyrighted property of Wink, and Toshiba hereby assigns to Wink all rights Toshiba might otherwise have in the translated Wink Text Resources. Before distributing any translated Wink Documentation or changes to translated Wink Documentation, Toshiba shall submit copies (in "soft copy" form if available) to Wink for review and written approval, such approval not to be unreasonably denied or delayed. Wink also grants to Toshiba the right to use and copy the Wink Manuals and other non-confidential and copyrighted materials provided by Wink to create its own user-oriented documentation in the Japanese language ("Toshiba Manuals"). Toshiba shall own the Toshiba Manuals as a derivative of Wink copyrighted material. Toshiba hereby grants to Wink an irrevocable, royalty-free nonexclusive right to (i) use, copy and distribute the Translated Wink Manuals and Toshiba Manuals worldwide and (ii) translate for use, copying, and distribution worldwide. Toshiba may distribute Toshiba



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Manuals in lieu of Wink Manuals or Translated Wink Manuals in Japan upon specific written approval by Wink, such approval not to be unreasonably withheld or delayed. The Translated Wink Manuals and Toshiba Manuals shall be marked as follows: "Copyright (c) Toshiba Corporation, [year]. Based upon copyrighted material of Wink Communications, Inc.."

        3.2 Have Reproduced. Toshiba shall have the right to provide the Licensed WAS Technology to its third party manufacturers of Combined Broadcast Server Products (each a "Submanufacturer"), provided that each Submanufacturer shall agree in a signed writing to be bound by the applicable instructions on Toshiba set forth in this Agreement with respect to the Licensed WAS Technology, which include but is not limited to the agreement to use and copy the Licensed WAS Technology solely to create Combined Broadcast Server Products and only for Toshiba and to keep the Licensed WAS Technology confidential according to the applicable terms of this Agreement. Toshiba shall provide the name of such Submanufacturer to Wink promptly upon contracting with such Submanufacturer regarding services concerning the Licensed WAS Technology . Upon request of Wink, Toshiba promptly shall provide to Wink a copy of such signed writing with each Submanufacturer, and Toshiba shall ensure that each Submanufacturer abides by such restrictions. Toshiba agrees to indemnify, defend and hold Wink harmless from and against any loss, cost, liability or expense (including Wink's reasonable attorneys' fees) arising out of or related to a breach of the foregoing provisions by Submanufacturers. Toshiba shall promptly notify Wink if Toshiba knows or believes that a Submanufacturer has breached the provisions of this Section 3.2.

        3.3 Subdistributors. Toshiba may exercise its distribution rights hereunder through the use of subdistributors; provided, that each subdistributor agrees in writing, prior to obtaining the Combined Broadcast Server Product from Toshiba, to be bound by all applicable restrictions on Toshiba set forth in this Agreement with respect to the Licensed WAS Technology. Toshiba shall provide the name of such subdistributor to Wink promptly upon contracting with such subdistributor regarding services concerning the Licensed WAS Technology. Upon request of Wink, Toshiba promptly shall provide to Wink a copy of such signed writing with each subdistributor, and Toshiba shall ensure that each subdistributor abides by such restrictions. Toshiba agrees to indemnify, defend and hold Wink harmless from and against any loss, cost, liability or expense (including Wink's reasonable attorneys' fees) arising out of or related to a breach of the foregoing provisions by subdistributors. Toshiba shall promptly notify Wink if Toshiba knows or believes that a subdistributor has breached the provisions of this Section 3.3.

        3.4 Obligation. Toshiba shall include the Licensed WAS Technology in every Toshiba server product with the functionality of delivering a broadcast communications session with an InterText client device (television, settop box, VCR, etc.) that contains a Wink Engine.

        3.5 Toshiba Grant. Subject to the terms and conditions of this Agreement, Toshiba hereby grants to Wink an irrevocable, non-exclusive, non-transferable, worldwide, right and license, including the right to sublicense, under Toshiba's Intellectual Property Rights in and to that portion of the WAS described in Section A of Exhibit F (the "Toshiba Licensed Property") to use, reproduce, have reproduced, modify and distribute the Toshiba Licensed Property as part of WAS and to use,



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reproduce, have reproduced and distribute modified versions of the Toshiba
Licensed Property as part of WAS. The foregoing distribution rights may be exercised by subdistributors.

4.      ROYALTIES

        4.1 Per-Unit Royalty. In consideration for the rights and licenses granted to it under Section 3 above, for each copy of the Licensed WAS Technology distributed by Toshiba, Toshiba shall pay Wink the royalty set forth in Exhibit E. In addition, Toshiba shall pay Wink the royalties set forth in Exhibit E for distribution of manuals. All such royalties shall accrue upon shipment or other transfer by Toshiba.

        4.2 Distribution of Updates. No royalty will be payable for Toshiba's. distribution of Updates alone.

        4.3 Promotional Units. Toshiba may distribute a reasonable number of Combined Broadcast Server as promotional units, without incurring a royalty payable to Wink under the provisions of Section 4.1 provided that such units are distributed by Toshiba and its subdistributor, if any, free of charge. At any time any charge is imposed on or related to such unit, Toshiba shall pay Wink the royalty pursuant to Section 4.1 above.

        4.4 Payments. Toshiba shall make royalty payments to Wink due under this Agreement within forty-five (45) days after the end of each calendar quarter during the term of this Agreement, with the first payment to occur within sixty
(60) days after the Execution Date. Such payments shall be accompanied by a written report in a form reasonably acceptable to Wink which details all of the following with respect to the applicable period: (i) the number of Combined Broadcast Server Products distributed by Toshiba under this Agreement including the identity of each customer, (ii) the royalty due Wink with respect to such Combined Broadcast Server Products accrued during such period showing the calculation of such amounts, and (iii) if applicable, the number of Combined Broadcast Server Products distributed by Toshiba or its subdistributors for which no royalty is due. Any amount not paid when due under this Section will be subject to a late charge of 1.5% per month, or the maximum permitted by law, whichever is greater.

        4.5 Currency; Taxes. All payments hereunder shall be in United States dollars. All payments by Toshiba shall be made free and clear of, and without reduction for, any and all taxes, including, without limitation, sales, use, value added, withholding, or similar taxes, other than taxes which are imposed by the United States or any political subdivision thereof based on the net income of Wink. Notwithstanding the foregoing, Wink agrees that, if any income taxes are imposed by the Japanese Government on the payment to be made under this Agreement, Toshiba shall withhold such amount of taxes ("Japan Royalty Income Withholding Tax"), up to a maximum of 10% of such payments and pay the withheld amount to the Japanese tax authorities to the extent that Toshiba is legally required to do so. Excluding the Japan Royalty Income Withholding Tax, any such taxes which are otherwise imposed on payments to Wink shall be the sole responsibility of Toshiba. Toshiba shall provide Wink with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Wink to establish that such taxes have been paid.



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        4.6 Books and Records; Audit. Toshiba agrees to maintain, and to require that each Submanufacturer and subdistributor who reproduces or distributes the Licensed WAS Technology maintain and provide to Toshiba, until three (3) years after the termination or expiration of this Agreement, complete and current books, records and accounts regarding all copying and distribution activities pursuant to this Agreement and to document compliance with the licenses granted. Toshiba agrees to allow an independent certified public accountant hired by Wink to audit and examine such books, records and accounts no more than once each calendar year, during Toshiba's normal business hours, to verify the accuracy of the reports and payments made to Wink under this Agreement and this Section and compliance with the restrictions of this Agreement. In the event such audit determines that Toshiba has not paid Wink all of the royalties due Wink, Toshiba agrees to pay, in addition to any damages to which Wink might be entitled, the amount of such shortfall plus interest at a rate of one and one-half percent (1.5%) per month or the highest rate allowed by law, whichever is greater. The cost of such audit shall be borne by Wink, provided that if any such audit reveals an underpayment to Wink of at least five percent (5%), Toshiba shall reimburse to Wink all its costs of such audit.

5.      PROPERTY RIGHTS

        5.1 Toshiba Property Rights. Toshiba owns all right, title and interest in those items relating to the Toshiba Broadcast Server Product (the "Toshiba Property"), as set forth in Exhibit F. All modifications and derivatives of Toshiba Property shall belong to Toshiba. Toshiba shall own all files, code, or technology not listed in Exhibit F as being owned by Toshiba that is related to the Toshiba Property, provided that such files, code, or technology are not listed in Exhibit G.

        5.2 Wink Property Rights. Except for the Toshiba Property, Wink owns and shall own all right, title and interest in and to (a) Licensed WAS Technology and all modifications and derivatives thereof, (b) all Intellectual Property Rights relating to the design, manufacture, marketing, operation or service of the Licensed WAS Technology and the Wink ITV System, (c) all files, code, or technology that is related to the Licensed WAS Technology (collectively, the "Wink Property"), provided that such files, code, or technology are not listed in Exhibit F. Notwithstanding anything to the contrary in this Agreement, those items listed as owned by Wink, as set forth in Exhibit G attached hereto, are included in Wink Property.

        5.3 Assignment. Toshiba hereby assigns to Wink all right, title and interest, including all Intellectual Property Rights, in and to all Wink Property developed in whole or part by Toshiba. Wink hereby assigns to Toshiba all right, title and interest, including all Intellectual Property Rights, in and to all Toshiba Property developed in whole or part by Wink. Each party shall sign any further documentation requested by the other party to effect such assignment of rights. In the event a party fails to take such action within a reasonable period, such party hereby appoints the other party its attorney-in-fact for the purpose of executing such documents, which appointment shall be deemed a power coupled with an interest and shall be irrevocable.

        5.4 Correction of Errors in Property Lists. If Toshiba has omitted any item from Exhibit F (entitled "Toshiba Property") or if Wink has omitted any item from Exhibit G (entitled



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"Wink Property"), the omitting party shall notify the other party of its claim to ownership of the omitted item. The parties shall agree upon ownership of such omitted item within thirty (30) days.

        5.5 Rights. The parties acknowledge that each party may be or have been provided with access to source code developed by the other for the purpose of speeding the development or support activities related to this Agreement. Irrespective of such access and development, all Intellectual Property Rights shall be as set forth in this Agreement.

        5.6 Notices. Toshiba shall not modify, alter or obscure any proprietary notices contained on or within any Licensed WAS Technology, and all copies of the Licensed WAS Technology reproduced or distributed by or for Toshiba shall contain copyright and other proprietary notices in the same manner in which Wink incorporates such notices in the Licensed WAS Technology and the documentation.

        5.7 Limitations. Toshiba shall not modify, prepare derivative works of, reverse engineer, disassemble, decompile, or otherwise attempt to obtain access to the source code of any Licensed WAS Technology or any Wink product. To the extent that access to source code is provided by Wink to Toshiba under Section 5.5, such access shall not be a violation of this Section 5.7.

6.      PRODUCT QUALITY WARRANTY AND WARRANTY DISCLAIMER

        6.1 Product Quality Warranty. Wink warrants to Toshiba that for a period of three (3) months after Final Acceptance the Licensed WAS Technology and Toshiba-Requested Updates and after delivery of any other Updates, such Licensed WAS Technology or Updates of any kind will operate under ordinary use in substantial conformance with the Specifications. Wink does not warrant that the Licensed WAS Technology will be error free or meet all of Toshiba's requirements. (This Section 6.1 lists separately Licensed WAS Technology and the different kinds of Updates for clarification for purposes only. Unless otherwise noted, in other sections of this Agreement, the definition of Licensed WAS Technology includes Updates, pursuant to Section 1.2.)

        6.2 Items not Covered by Warranty. Wink's warranty shall not extend to problems in the Licensed WAS Technology that result from: (i) Toshiba's failure to implement any Updates provided by Wink; (ii) changes to the operating system or environment or Toshiba Broadcast Server Product or other non-Wink products which adversely affect the Licensed WAS Technology; (iii) any alterations of or additions to the Licensed WAS Technology or other non-Wink products performed by parties other than Wink; (iv) use of the Licensed WAS Technology in a manner inconsistent with the Specifications or in a manner for which it was not intended; (v) combination of the Licensed WAS Technology with other products not supplied by Wink (unless such products are specifically identified in the Specifications as compatible with the Licensed WAS Technology) and are tested and confined in writing as compatible by Wink in the configuration and conditions deployed by Toshiba which problems do not affect the Licensed WAS Technology standing alone; or (vi) operation of the Licensed WAS Technology outside of environmental specifications; unless, with respect to items (ii),
(iii), (v) and (vi), Wink was given the opportunity and time to test such products or changes for compatibility and Wink provided Toshiba written confirmation of compatibility.



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        6.3 Exclusive Remedy. Wink's sole obligation and Toshiba's exclusive remedy under the above warranty shall be for Wink to use commercially reasonable efforts to bring the Licensed WAS Technology into conformity with Wink's warranty set forth in Section 6.1 (entitled "Product Quality Warranty") above, at no cost to Toshiba, other than as provided for in Section 10.1-10.2 (entitled "Updates" and "Support", respectively); provided, that Wink shall have no obligation to correct all errors.

        6.4 Disclaimer. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, WINK MAKES AND TOSHIBA RECEIVES NO WARRANTIES WITH RESPECT TO THE LICENSED WAS TECHNOLOGY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WINK SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

7.      LIMITATION OF LIABILITY.

        WINK'S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED FROM TOSHIBA HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY NOR SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT THAT, WITH RESPECT TO CLANS BY WINK AGAINST TOSHIBA FOR BREACH OF THE SCOPE OF LICENSES GRANTED IN THIS AGREEMENT, WINK SHALL BE ENTITLE TO RECOVER LOST PROFITS. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.      INDEMNITY

        8.1 Obligation. Wink shall defend, or at its option, settle any claims brought against Toshiba and shall hold Toshiba harmless from any judgments, damages, costs or expenses incurred by Toshiba, including reasonable attorney's fees, resulting from any claim that the Licensed WAS Technology infringes the copyright, trade secret or trademark rights of a third party or the U.S. patent rights or the corresponding Japanese patent rights that are identical in scope, where such U.S. or Japanese patents have been granted prior to the first shipment of a Combined Broadcast Server Product by Toshiba, provided that Toshiba notifies Wink of such claim promptly in writing of and gives Wink the exclusive authority to defend or settle such claim and provided that such patents owned by, controlled by, or licensed to only parties other than Toshiba or its subsidiaries. Toshiba shall provide proper and full information and assistance to settle or defend any such claim. If the Licensed WAS Technology becomes, or if Wink reasonably believes it may become, the subject of any claim for infringement or is adjudicatively determined to infringe then Wink may, at its option and expense, either (i) procure for Toshiba the right to sell or use, as appropriate, the Licensed WAS Technology or (ii) replace or modify the Licensed WAS Technology with other suitable and



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reasonably equivalent software so that the Licensed WAS Technology becomes noninfringing or (iii) if (i) and (ii) are not commercially practicable, Wink may terminate this Agreement.

        8.2. Limitations. The foregoing obligations shall not apply to (i) the Licensed WAS Technology used in conjunction with other products if the Licensed WAS Technology used alone would not infringe, (ii) modifications to the Licensed WAS Technology made by any party other than Wink or made according to another party's specifications if the Licensed WAS Technology would not infringe but for such modifications, (iii) use of any version of the Licensed WAS Technology other than the then-current version if the claim could have been avoided by use of such version or (iv) any trademark claims regarding any marking or branding not applied or approved by Wink.

        8.3 Entire Liability and Obligation. THE FOREGOING PROVISIONS OF THIS
SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF WINK TO TOSHIBA WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED WAS TECHNOLOGY LICENSED TO TOSHIBA BY WINK PURSUANT TO THIS AGREEMENT.

        8.4 Toshiba Indemnification. Except with respect to those matters for which Wink has agreed to indemnify Toshiba under Sections 8.1-8.3 above, Toshiba. agrees to indemnify and hold Wink harmless from and against any and all claims, actions, liabilities, and costs, including reasonable attorney's fees, arising with respect to its use and distribution of the Licensed WAS Technology.

9.      MARKETING

        9.1 Wink Marks. From time to time, Wink shall provide Toshiba for its use and its subdistributors' use a list of permitted uses of Wink's trademarks and logos that Wink may adopt, from time to time and include in an amendment to
Exhibit I (the "Wink Marks"), which shall be amended by Wink subject to agreement by Toshiba, such agreement not to be unreasonably withheld.

        9.2 No Registration of Wink Marks. Except as expressly set forth in this Agreement, nothing shall grant to Toshiba or its subdistributors any right, title or interest in the Wink Marks. At no time during the term of this Agreement shall Toshiba register, attempt to register or cause the registration of any of the Wink Marks other than in Wink's name and at Wink's specific written request, except in the event Toshiba adopts, uses or acquires a trademark, mark or trade name substantially similar to a Wink Mark prior to Wink's adoption, use or acquisition of such Wink Mark. Except to the extent such acts may not be prohibited by applicable law, at no time during the term of this Agreement shall Toshiba or its subdistributors challenge or assist others to challenge, the Wink Marks or the registration thereof.

        9.3 Press Releases. The parties intend to cooperate and participate in public relations programs to promote the Licensed WAS Technology and the relationship between the parties. Appropriate personnel from each party shall participate in such public relations program. The parties shall cooperate with respect to and mutual approve (not to be unreasonably withheld or delayed) all press releases issued by either party with respect to this Agreement or the parties' relationship. Such approval is intended to protect the timing of disclosure of the availability of the Licensed WAS Technology and of the existence of the parties' relationship, as well as to ensure proper references, accurate information and correct proprietary notices and information. The contents of each press release shall be agreed upon between the parties from time to time.

        9.4 Disclosures of Terms and Relationship. Each party agrees not to disclose the written consent in its sole discretion, except to such party's accountants, attorneys and other professional advisors, or as required by securities or other applicable laws.

10.     TRAINING, SUPPORT AND MAINTENANCE

        10.1 Updates. Wink, in its sole discretion, shall make Updates available to Toshiba from time to time for use and distribution consistent with this Agreement. The Toshiba-Requested Updates, as defined in Exhibit H (entitled "Support"), shall be accepted by Toshiba in accordance with the acceptance procedure provided in Section 2.2 (entitled "Delivery and Acceptance"). Wink is not responsible for the distribution of Updates to Toshiba's subdistributors, Submanufacturers, or end-users. Toshiba promptly shall make Updates available to all subdistributors and end-users. Unless an end-user specifically refuses to accept a given Update, Toshiba shall implement each Update to new production in its own facilities or at Submanufacturers' facilities promptly after receipt of such Update from Wink, but no later than forty-five (45) days after receipt.

        10.2 Support. Toshiba shall be responsible for providing all support to its subdistributors, subsidiaries, and end-user customers of the Combined Broadcast Server Products. Toshiba shall also be responsible for all testing of the Combined Broadcast Server Products containing accepted Licensed WAS Technology with new versions of hardware and software provided by parties other than Wink. Wink shall make available to Toshiba support services as set forth in Exhibit H (entitled "Support").

        10.3 Equipment. The parties intend that Wink have an environment in which to recreate field situations, to allow Wink to replicate problems which may occur in the field and to test solutions for such problems. In order to facilitate Winks performance of the support activities contemplated herein, Wink shall retain the Equipment provided pursuant to Section 2.1 which is reasonably necessary to functionally replicate a Combined Broadcast Server Product. Upon expiration or termination of this Agreement, Wink shall return all of the Equipment to Toshiba. Wink shall return all such Equipment to Toshiba promptly upon request by Toshiba; provided that Wink's development and support obligations under this Agreement shall terminate to the extent Equipment returned to Toshiba is required by Wink to fulfill its obligations.

        10.4 Training. Wink shall provide training for Toshiba employees as mutually agreed from time to time at current Wink training rates at the time training is provided.

        10.5 Travel Expenses. In the event that, in the performance of its services under this Section 10 (entitled "Training, Support and Maintenance") it is mutually agreed by the parties that employees or contractors of Wink will travel from Wink's facility, Toshiba shall pay and/or promptly reimburse Wink for, all reasonable travel, room and board, car rental and other similar expenses associated with such travel. Notwithstanding the above, if both parties agree that travel by Wink employees or contractors is necessary to fix bugs that are Wink's fault, the expenses for such travel shall be borne by Wink, unless otherwise agreed.

        10.6 Source Code Escrow. At Toshiba's written request, Wink agrees to enter into a Source Code Escrow Agreement in a form mutually agreeable governing the release of the source code of the Licensed WAS Technology. Expenses associated with such agreement and escrow shall be the sole responsibility of Toshiba.

11.     TERM AND TERMINATION

        11.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a term of five (5) years from the Execution Date. The term of this Agreement may be extended by written mutual agreement of the parties.

        11.2 Termination for Cause. If either party materially breaches its obligations under Section 12 (entitled "Confidentiality") of this Agreement, the non-breaching party may immediately terminate this Agreement and the remaining other Wink/Toshiba Agreements upon written notice to the breaching party. If Toshiba breaches the scope of any license grant under any of the Wink/Toshiba Agreements, Wink may give written notice to Toshiba that if such breach is not cured within thirty (30) days, this Agreement and the other Wink/Toshiba Agreements shall terminate immediately at the end of such thirty (30) day period. If either party breaches its material obligations under this Agreement and fails to cure such breach within thirty (30) days from written notice to cure, the non-breaching party may terminate this Agreement.

        11.3 Termination for Insolvency. This Agreement shall terminate upon written notice given by a party, at such party's option and without further notice, upon the earlier of: (i) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts, (ii) the other party's making an assignment for the benefit of its creditors, (iii) the other party's declaration in writing of its inability to pay debts as they become due, or (iv) the other party's dissolution or ceasing to conduct business as a going concern.

        11.4 Effect of Termination. Upon the expiration or termination of this Agreement, the following provisions shall take effect:

        11.5 Any and all end user licenses granted by Toshiba or its subdistributors shall continue in effect according to their terms and conditions;

        11.6 Within thirty (30) days after such expiration or termination, both parties shall return and certify to the other party the return of all Confidential Information of the other party in its or its submanufacturers' possession at the time of expiration or termination, or destroy all such Confidential Information and certify such destruction to the other party.

        11.73 Toshiba shall pay all outstanding amounts owed to Wink within forty-five (45) days of the end of the quarter during which such expiration or termination occurs. In the event Wink is performing development tasks for Toshiba at the time of any termination, Toshiba shall also pay to Wink the next payment due under the development schedule for such work; and

        11.8 The provisions of Sections 1 ("Definitions"), 2.4 ("Other Projects"), the grant to Wink in Section 3.1.2 ("Translations"), 3.5 ("Toshiba Grant"), 4.5 ("Currency; Taxes"), 4.6 ("Books and Records; Audit"), 5 ("Property Rights"), 6.4 ("Disclaimer"), 7 ("Limitation of Liability"), 8 ("Indemnity"), 11 ("Term and Termination"), 12 ("Confidentiality"), 13 ("General") and all payment obligations accrued at the time of expiration or termination shall survive the expiration or termination of this Agreement for any reason.

        11.9 Destruction of Inventory. Within thirty (30) days after the effective date of termination of this Agreement, Toshiba shall destroy, and shall certify to Wink the destruction of, all copies of the Licensed WAS Technology in its or its subdistributors' possession. Notwithstanding the foregoing sentence, during such thirty (30) day period, Toshiba and its subdistributors shall have a right to sell off existing inventory of Combined Broadcast Server Products.

        11.10 Termination of other Wink/Toshiba Agreements. Except as expressly provided in Section 11.2 (entitled "Termination for Cause") above, termination of one of the other Wink/Toshiba Agreements shall not result in termination of or in any way affect this Agreement nor shall the termination of this Agreement result in termination of or in any way affect the other Wink/Toshiba Agreements.

12.     CONFIDENTIALITY

        12.1 Obligation of Confidentiality. The parties acknowledge that by reason of their relationship to each other hereunder, each may have access to certain information and materials concerning the other's business, plans, customers, technology and products that is confidential and of substantial value to that other party, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). Information provided in writing shall be deemed Confidential Information if it has been clearly identified by the disclosing party as confidential; for Confidential Information which is orally disclosed, the disclosing party shall indicate to the receiving party at the time of disclosure the confidential nature of the information and designate it as confidential in a written memorandum sent to the receiving party within thirty (30) days of disclosure, summarizing the confidential information sufficiently for identification. Without limiting the foregoing, Confidential Information shall include the source code of the Licensed WAS Technology. Each party agrees that it shall not use in any way, for its own account or the account of any third party, nor disclose to any third party, except as may be expressly permitted under this

Agreement, any such Confidential Information revealed to it by the other party and shall take every reasonable precaution to protect the confidentiality of such information , for a period of seven (7) years after the receipt of such Confidential Information ("Confidentiality Period"), unless another Confidentiality Period is provided in written notice by the disclosing party. The Confidentiality Period for source code shall be perpetual. Upon request by either party, the other party shall advise whether or not it considers any particular information or materials to be confidential, provided that the Licensed WAS Technology (except for documentation identified by Wink as public) shall at all times be deemed Confidential Information of Wink. Neither party shall develop or have developed any software programs utilizing any of the other party's Confidential Information.

        12.2 Exceptions. Information shall not be deemed Confidential Information hereunder if such information:

               12.2.1 Is or becomes part of the public domain through no fault or breach on the part of the receiving party;

               12.2.2 Is known to the receiving party prior to the disclosure by the disclosing party and such knowledge can be shown by written records;

               12.2.3 Is subsequently rightfully obtained by the receiving party from a third party who has the legal right to disclose it;

               12.2.4 Is independently developed by the receiving party without the use of any Confidential Information or any breach of this Agreement;

               12.2.5 Is approved for public release by the disclosing party; or

               12.2.6 Is required to be disclosed by judicial action provided that the receiving party has first given the disclosing party reasonable notice of such requirement and fully cooperates with the disclosing party in seeking confidential treatment for any such disclosure.

        12.3 Injunctive Relief. The parties acknowledge that any breach of the provisions of this Section 12 may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that each will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section 12.

13.     GENERAL

        13.1 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.

        13.2 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

        13.3 No Oral Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless mutually agreed in writing.

        13.4 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of California, without reference to conflict of laws principles. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California, U.S.A. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this Section 13.4 (entitled "Governing Law; Dispute Resolution") and without an abridgment of the powers of the arbitrator.

        13.5 Import & Export Controls. Toshiba understands that Wink is subject to regulation by agencies of the U.S. government which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Wink including without limitation obligations to provide products, technology, documentation, or technical assistance, will be subject in all respects to such United States laws and regulations that will from time to time govern the license and delivery of technology and products abroad or to foreign nationals by persons subject to the jurisdiction of the United States. Toshiba warrants that it will comply in all respects with the export and reexport restrictions set forth in any export licenses obtained by the Wink or Toshiba (if necessary). Toshiba warrants that it will not, and will take all actions which may be reasonably necessary to assure that its end-user do not, contravene such United States laws or regulations. Wink agrees that no technical information furnished by Toshiba hereunder or any direct products thereof is intended to or will be exported to any destination restricted by export control regulation of the United States and/or Japan, without prior written authorization from appropriate governmental authorities.

        13.6 No Assignment. Neither this Agreement nor any rights or obligations of Toshiba or Wink hereunder shall be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that either party may assign its rights and obligations hereunder to any entity (i) which controls, is controlled by or is under common control with such party, or (ii) which acquires all or substantially all of the assets or business of such party to which this Agreement pertains; provided, that in both cases such entity shall assume in writing or by operation of law such party's obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

        13.7 Independent Contractors. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

        13.8 Compliance with Laws. In exercising its rights under this license, each party shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

        13.9 Notices. All notices under this Agreement shall be in writing and sent by (i) certified air mail, return receipt requested, postage prepaid, (ii) commercial courier service, or (iii) via facsimile with a confirming notice sent by one of the methods described in subsections (i) or (ii) above. If properly addressed to or delivered at the address for each party set forth above (for each party, to the attention of "Legal Department"), a notice shall be deemed given upon delivery or, where delivery cannot be effected due to the actions of the addressee, upon tender.

        13.10 Counterparts. This Agreement may be executed in any number of counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

        13.11 SEVERABILITY. The provisions of this Agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable, such illegal, invalid or unenforceable provision shall be severed from this Agreement and the remainder of the Agreement shall remain in full force and effect, and the parties shall negotiate a substitute, legal, valid and enforceable provision that most nearly reflects the parties' intent in entering into this Agreement.

        13.12 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, proposals and representations by the parties, including but not limited to the Project Outline between the parties dated February 24, 1995.

        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                    TOSHIBA CORPORATION


By:/s/ Gary L. Hammer                        By: /s/ T. Kobayashi

Name: Gary L. Hammer                         Name: T. Kobayashi

Title: Vice President                        Title: General Manager
                                             Legal Affairs Division

                                    EXHIBIT A

                             DEVELOPMENT PLAN of WAS


1.      Specifications

        Specifications for the Wink Application Server shall be attached to this Exhibit A. The following documents comprise the Specifications:

           *   Wink Application Server Handbook - Japan Version, Dated 9/09/96.
           *   Wink Application Server V 1.0 Functional Spec, Dated 11/01/96.
           *   Traffic Manager Functional Spec, Dated 11/01/96.
           *   Pipe Manager Functional Spec, Dated 11/01/96.
           *   Port Manager Functional Spec, Dated. 11/01/96.
           *   Wink Server Module API Reference, Dated 9/17/96.
           *   Port Manager Architecture, Dated 8/03/96.
           *   Port Manager Output Options, Dated 9/18/96.
           *   Port Manager RPC Communication Implementation, Dated 1/07/96.

2.      Development Milestones: Deliverables, Deliverer, and Completion Dates

        All development milestones by both Wink (including but not limited to the development of the WAS software) and Toshiba (including but not limited to the translation into Japanese of text resources of the WAS software and its user documentation, and the other work required to interface the WAS with the Toshiba Broadcast Server Product, including but not limited to the creation of the files listed in Exhibit F) have been completed.

3.      Schedule


        Completed as of the Execution Date.



                               Exhibit A - page 1

                                    EXHIBIT B

                        TOSHIBA BROADCAST SERVER PRODUCT



        The Toshiba Broadcast Server product is designed to manage, schedule and deliver InterText (ICAP) applications and TeleText (Monta) applications into the vertical blanking interval (VBI) of broadcast programming. To accomplish this task, the Toshiba Broadcast Server product consists of various software applications (which is capable of including the Licensed WAS Technology) running on the Sun Solaris operating system (version 2.4) on one or more FW2000 workstation computers, in conjunction with the Toshiba RTP and data insertion hardware and software.



                               Exhibit B - page 1

                                    EXHIBIT C

                                TOSHIBA EQUIPMENT


This list covers the Equipment as defined in the Wink Engine License Agreement, the Wink Online Server for InterText License Agreement and the Wink Application Server License Agreement.

In addition to the two sample units of each Combined Engine Product listed pursuant to Section 3.2 of the Wink Engine License Agreement, Toshiba shall provide the items listed below. For each of the following items, Toshiba shall provide (unless already provided) the number of units of each item specified below, including licenses for use by Wink if such licenses are required as well, for items noted with a "*", any documentation in Japanese and English. If documentation is not sufficient for use by engineers, then specifications in Japanese and English shall be provided by Toshiba.

The parties agree that they will amend this list to include any other items reasonably necessary for Wink to develop, test, or maintain, on Wink's premises, the Licensed Engine Product, the Licensed WAS Technology, and the Licensed WOS Technology, excluding items that Wink should reasonably be expected to obtain on its own as part of Wink's standard business assets (including standard PCs or workstations, except to the extent that such PC or workstation is part of an integrated piece of equipment distributed by Toshiba or a third-party for development, testing, support, or use of the Combined Engine Product, Combined Broadcast Server Product, and Combined Online Server Product).

Notwithstanding the above two paragraphs, the parties recognize that given this contract is being executed after development and testing has concluded, some items (in one or more units) may have been provided by Toshiba during development or testing and may have been returned to Toshiba on the expectation that these items are no longer needed by Wink for maintenance. The list below excludes such items (or the returned units of items listed below). If such items (or additional units of items listed below) become reasonably necessary for Wink to provide maintenance under this Schedule, then the parties agree that such items shall be added to the list.

The following excludes minor items such as cables, keyboards, mice/mousepads, EPROMs and OTP ROMs, which may have been provided by Toshiba but are not of material cost.

Already at Wink (excluding documentation):

--------------------------------------------
PCs and workstations and related equipment:
        (2) HP Vectra VL 5/75 PC w/ Win 3.1J/DOS-J, PCNFS-J; CD-ROM drive
        (1) HP Vectra VL2 4/66 w/ Win 3.1J/DOS-J, PCNFS-J; CD-ROM drive
        (2) HP Vectra VE 4/66 w/ Win 3.1J/DOS-J, PCNFS-J; CD-ROM drive
        (1) Toshiba PV3000 Pentium-133 w/ Win 3.1J/DOS-J, PCNFS-J; CD-ROM drive
        (1) J-3100 (486) PC w/ Win 3.1J/DOS-J, PCNFS-J



                               Exhibit C - page 1

        (1)    J-3100 (486) PC w/ RTM drivers
        (1)    Sony 17" PC monitor
        (2)    Toshiba PC monitors
        (5)    HP 15" Ergo Ultra VGA monitor
        (1)    Toshiba 15" color monitor
        (1)    Sun SPARCstation IPX w/ Sun OS 4.13
        (1)    Sun Monitor (approx 20")
        (1)    Smart5 system (Sparc4, 19" grayscale monitor, Solaris 2.4J)
        (1)    Smart4 system (Sparc4, 19" grayscale monitor, Solaris 2.4J)
        (1) Toshiba AS-4085workstation (equivalent to SPARC 20) w/Solaris 2.4J
        (1)    Toshiba 19" monitor for AS-4085
        (1)    external Sun CD-ROM drive
        (1)    Omron 14.4k modem
        (1)    l0baseT hub

RTMs, RTPs and related equipment:
        (5) RTM cards
        *(1) RTP System -- includes: SND68, SVC-II Digital Serial Converter, Teletext inserter, and FW2000 w/ 20" Toshiba color monitor, keyboard (Japanese, Sun type 5).
        (1) external Toshiba CD-ROM drive (came with RTP)
        (1) external Toshiba QIC tape drive (came with RTP)

Other equipment:
        (2)    Toshiba VCRs (non-IT enabled)
        (1)    BS-CS Tuner CSR-110 modified for development work
        (3)    old Teletext decoders
        (3)    ASCII telephone line emulators
        (5)    Koden StepDown (120V_100V) transformer (small)
        (2)    Nissyo DN-101 StepDown transformer
        (2)    Toyoden CD117-15 StepDown transformer
        (1)    adapter socket for burning TV CPU
        (2)    28" WideBazooka TV w/IT (prototype) and remote control (Note:
               one TV is dead)
        (3) 32" WideBazooka TV w/IT (prototype) and remote control (Note: one TV is dead)
        (5) development IT settop box (dead) and remote control (Note: one settop box is dead)
        (1)    ShibaSoku VG22F1 teletext signal generator

Not yet at Wink but still needed:
---------------------------------
        *(1) complete installation of Toshiba broadcast equipment system, including (but not limited to) the Licensed WAS Technology
        *(1) complete installation of Toshiba online/response server system, including (but not limited to) the Licensed WOS Technology



                               Exhibit C - page 2

                                    EXHIBIT D

                              TOSHIBA SUBSIDIARIES


        [Toshiba to fill in prior to contract execution -- for each, Toshiba to provide name of company, full mailing address & street address (if different from mailing address), and the name/title/phone/fax/email-address of the appropriate contact person at that subsidiary.]




                               Exhibit D - page 1

                                    EXHIBIT E

                                    ROYALTIES


Running royalties on the Licensed WAS Technology:
---------------------------------------------------


For any shipments (or installations) by Toshiba on or before 1 August 1997 and for no more than three shipments (or installations) that may be made subsequent to 1 August 1997 to TV Aichi and WOWOW: [ * ] per copy of the Licensed WAS Technology.

For shipments (or installations) by Toshiba after 1 August 1997, excluding three total shipments (or installations) that may be made subsequent to 1 August 1997 to TV Aichi and WOWOW: royalties to be negotiated by Wink and Toshiba in advance of any price quote being made by Toshiba to a prospective customer.


Running royalties on the manuals:

        [ * ] of fees (if any) charged by Toshiba for Wink Manuals, Translated Wink Manuals, and Toshiba Manuals regarding WAS or WAS Server Modules or APIs.






--------
        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.



                               Exhibit E - page 1

                                   EXHIBIT F

                                TOSHIBA PROPERTY


A. Toshiba-owned files that are part of WAS

[  *  ]



                               Exhibit F - page 1

                                    EXHIBIT G

                                  WINK PROPERTY


A.      WINK-OWNED FILES THAT COMPRISE WAS

[  *  ]

B. WINK-OWNED FILES THAT ARE DISTRIBUTED ALONG WITH THE WAS SOFTWARE

[  *  ]

C. SAMPLE SERVER MODULES CREATED BY WINK TO ASSIST SERVER MODULE
AUTHORS

[  *  ]

[  *  ]

D.  OTHER WINK PROPERTY

1. Test Plans, Test Lists, and Test Cases developed by Wink.
2. Server modules and certain .acf files associated with ICAP applications developed by Wink to test and/or demonstrate the capabilities of the Wink technologies




                               Exhibit G - page 1

                                    EXHIBIT H

                                     SUPPORT

The following provisions govern the support to be provided by Wink to Toshiba under this Agreement.

A.  General Support.

        1. Contact People. Toshiba shall appoint two (2) individuals within its organization for support under this Agreement ("Contact People"). The Contact People will serve as primary contacts between it and Wink and to receive support. All of Toshiba's support inquiries shall be initiated through the Contact People. Toshiba shall have the right to re-assign individuals to become Contact People from time to time, but Contact People shall be adequately trained by Toshiba or by Wink, pursuant to Section 10.4 (entitled "Training") of the Agreement, to perform the responsibilities required of Toshiba in this Exhibit.

        2. Support Obligations. Toshiba will be responsible for providing First Level Support and Second Level Support (as defined below) to its subsidiaries and to customers with respect to the Products. Wink will provide Third Level Support (as defined below) for Products in the manner specified in these support terms.

        3. Support Levels. Levels of customer support are defined as follows:

               (a) "First Level Support" shall mean: (i) generating product information; (ii) providing configuration support; (iii) providing front-line telephone support for answering day-to-day questions and collecting of relevant technical problem identification information; (iv) filtering user errors from real technical problems; and (v) solving simple problems by reference to existing documentation.

               (b) "Second Level Support" shall mean First Level Support plus providing the following areas of support: (i) isolating the problem to determine that it is a problem with the Wink Product; (ii) recreating the problem in a lab simulation and/or through interoperability testing; (iii) determining whether or not the problem is a defect; (iv) collecting and analyzing diagnostic data; and
(v) defining an action plan with the customer to solve the problem.

               (c) "Third Level Support" shall mean: (i) confirming duplication of the problem and validating that it's a defect; (ii) fixing software bugs or generating workarounds.

        4.     Third Level Support.

               (a) Escalation. Toshiba can escalate a problem to Third Level Support, once Toshiba exhausts the items enumerated above in First and Second Level Support. When escalating, Toshiba shall provide enough information to allow Wink to duplicate the problem. To



                               Exhibit H - page 1
the extent that Toshiba is unable to provide First and Second Level Support, the support which Wink provides shall be charged at a rate of 50% higher than that provided for in Section C.1 below, and Wink may require that Toshiba arrange for training of Toshiba's Contact People.

               (b) Assignment of Severity Level. When a Third Level support call comes into Wink from Toshiba, the parties will mutually assign a Severity Level as specified below that describes the nature of the call and how critical it is to Toshiba's customer base(s).

               (c) Response. Wink agrees to use commercially reasonable efforts to meet the response times for the respective problems commensurate with the severity of the error as specified below.

                                                            First                Frequency of
Severity Level           Definition                         Response Time        Status Update
--------------           ----------                         -------------        -------------
Critical                 Bug causes a crash and/or          4 business hours     Each business day
                         data loss to a part or all of
                         the system

High                     Bug causes a feature to            4 business hours     Each business day
                         violate a performance
                         specification (i.e., feature
                         consistently does not work
                         as specified, or not at all)

Medium                   Bug causes an occasional           1 business day       Weekly
                         failure of a feature (i.e.,
                         feature fails in specific cases)

Low                      Bug is characterized by a          1 business day       Weekly
                         "glitch" that does not affect
                         a feature's performance (e.g.,
                         confusing messages, typo-
                         graphical errors, visual
                         abnormalities, etc.)

Doc Error                Error in documentation             2 business days      Weekly


               (d) Support. Wink agrees to provide Third Level Support from 9 a.m. to 6 p.m. (San Francisco time) on business days ("Support Hours"). Support Hours reflect Winks committed level of availability, but Wink staff members are often available outside those hours. Support requests shall be submitted by Toshiba via email to a group list at Wink of appropriate personnel. To provide better assurance that Wink personnel promptly receive support requests, Wink will



                               Exhibit H - page 2
establish a voicemail group number and provide use instructions to Toshiba so that Contact People can easily inform Wink personnel that a support request email has been sent.

        Exclusions. Wink's support obligations for the fees provided for in Section C shall not extend to problems in the Products that result from: (i) Toshiba's failure to implement any Updates to the Products which are provided by Wink; (ii) changes to the operating system or environment or Toshiba Components or Toshiba Server Products which adversely affect the Products; (iii) any alterations of or additions to the Products performed by parties other than Wink; (iv) use of the Products in a manner inconsistent with the applicable Specifications or in a manner for which such Product was not intended; (v) combination of the Products with other products not supplied by Wink, which problems do not affect the Products standing alone; or (vi) operation of the Products outside of environmental specifications. Errors arising from the foregoing may be addressed by Wink at its then current hourly rates.

B.  Comprehensive Support.

        1. Toshiba-Requested Updates. In the case that Toshiba does not wish to wait for Wink to choose on its own to create an Update pursuant to Section 9.1, Toshiba may request, from time to time, an Update version of the Licensed WAS Technology ("Toshiba-Requested Updates") in order to make minor feature enhancements in a timeframe desired by Toshiba. Wink shall use commercially reasonable efforts to schedule the Toshiba-Requested Update in a timeframe: that meets Toshiba's requested schedule.

        2. Compensation. Toshiba-Requested Updates shall be treated in the same manner as Updates, except that Wink's work shall be compensated by Toshiba. Compensation shall be at the rate of US$120/hour, due net/30. The compensation terms listed herein are subject to change annually, with thirty (30) days written notice provided by Wink to Toshiba.

        3. Ownership. Ownership of the property created for the Toshiba-Requested Update will be agreed according to the same basis as was used in the development of the Licensed WAS Technology, Version 1.0. Payment by Toshiba to Wink for Toshiba-Requested Updates shall not affect ownership of the Updates or of any other Wink Property.

C.  Fees on General and Comprehensive Support.

        1. Fees. In consideration for the support provided by Wink in this Exhibit, Toshiba shall pay the following fees: US$1201hour, due net/30.

        2. Change. The terms listed herein are subject to change annually, with 30 days written notice provided by Wink to Toshiba.



                               Exhibit H - page 3

                                    EXHIBIT I

                                  WINK MARK(s)


The following Wink Marks are relevant to the Wink Application Server License Agreement.

Wink ITV TM                  For use when referring in text to the Wink
                             interactivity system or the interactive
                             functionality provided by Wink's technology.

Wink Broadcast Server TM     For use when referring in text to the Wink
                             application server software.




                               Exhibit I - page 1

              ADDENDUM TO WINK APPLICATION SERVER LICENSE AGREEMENT


        THIS AMENDMENT (the "Amendment") hereby amends to the Wink Application Server License Agreement executed as of 30 September, 1997 (the "Agreement") between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501 ("Wink") and Toshiba Corporation, with offices at 1-1 Shibaura, I-Chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba"). The Amendment is executed by the parties as of this 30th day of September, 1997 ("Execution Date") to memorialize changes to parties' relationship and its terms are effective as of the Execution Date.

        Unless specifically amended in this Amendment, all terms of the Agreement remain in force.

                                    AMENDMENT

1       TOSHIBA-REQUESTED UPDATE

        1.1 Development Requested and Agreed To. Pursuant to Exhibit H (entitled "Support") of the Agreement, Toshiba has requested that Wink create a Toshiba-Requested Update. Such Toshiba-Requested Update shall be server modules to create certain functionality in the use of the Wink Application Server ("DUI Server Modules"), to be developed in a timeframe to meet Toshiba's desired shipment schedule of televisions and settop boxes. Wink agrees to develop the DUI Server Modules, at a discounted charge to Toshiba of [ * ], to be paid within 30 days of acceptance by Toshiba of the object code to the DUI Server Module.

        1.2 Development Plan for DUI Server Modules. An addendum to Exhibit A ("Addendum to Exhibit A - DUI Server Modules") shall be added to the Agreement, to reflect relevant details concerning the development plan for the DUI Server Modules.

               Ownership of DUI Server Modules. Wink retains ownership of the DUI Server Modules, the files of which are listed in an addendum to Exhibit D ("Exhibit D - DUI Server Modules"). Toshiba's license to the DUI Server Modules shall be as set forth in
               Section 3.1 (entitled "Grant").

        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                   TOSHIBA CORPORATION

By: /s/ Gary L. Hammer                      By: /s/ T. Kobayashi

Name: Gary L. Hammer                        Name: T. Kobayashi

Title: Vice President                       Title:  General Manager
                                            Legal Affairs Division

                   ADDENDUM TO EXHIBIT A - DUI SERVER MODULES

                 DEVELOPMENT PLAN OF LICENSED ENGINE VERSION 1.1



1.      Specifications

               Specifications for the Licensed Engine Product are attached to this Exhibit. The following documents comprise the Specifications:

               * "Specification of Detached GUIs and Dual System Support Server Modules to WAS/J Version 1.0.1 " dated 27 February 1997 (author: Andrew Lochart,
Wink).

2. Development Milestones & Schedule: Deliverables, Deliverer, and Completion Dates


Remaining Deliverables to the Other Party         Deliverer     Completion Date (Calif. Time)
-----------------------------------------         ---------     ---------------



None.  All development milestones have been completed.

                         EXHIBIT D - DUI SERVER MODULES

                                  WINK PROPERTY


                      (TO BE PROVIDED UNDER SEPARATE COVER)

      SPECIFICATION OF DETACHED GUIS AND DUAL SYSTEM SUPPORT SERVER MODULES
                             TO WAS/J VERSION 1.0.1

INTRODUCTION

The Detached GUIs are Server Modules for the WAS-J that have the capability to keep the event list and application list of two instances of the WAS-J in sync. Their look and feel will be the same as the Applications and Event Views of the existing WAS-J GUI. The new GUIs assume that an exact set of device and data pipes have been loaded on the two WAS-J instances.

FEATURES

The Detached GUIs will support these features:

SYSTEM STATUS / ATTACH TO WAS

        *      Open Connection to WAS1
        *      Display number of events, apps, and pipes on WAS1.
        *      Open Connection to WAS2
        *      Display number of events, apps, and pipes on WAS2

EVENTS

        * List events - events that are not in sync will be marked in a different color. The operator will see the event listed twice and will be able to distinguish differences.
        * Refresh events - done automatically via notifications received from the WAS/J instances or manually via "RefreshAll" button.
        *      Add event
        * Modify event - limited to changing start and end time and/or frequency
        *      Delete event
        *      Change event state
               (Disable/Enable/TriggerUnscheduled/Suspend/Resume/Kill/Defer)

APPLICATIONS

        *      Refresh applications
        *      Register application
        *      Unregister application

SEND SPECIAL BLOCKS

        *      Kill Blocks
        *      Suspend Blocks
        *      IRT Alert Blocks

NOTES:

1.      All these functions are supported by the SM API.
2.      Function calls will be sent to both instances of the WAS/J.
3. Notifications received from the WAS/J Will report which event(s) to refresh.
4.      Multiple instances of the detached GUI will remain up to date.
5. It is recommended that events only be added from one instance of the detached GUI.
6. Same file system. The detached GUI and the WAS must be on the file systems if new application are to be registered from the WAS. Or at least, the WAS file system must be mounted/visible on the GUI machine.
7. Initial WAS/J start-up. The same ACF file must be loaded on both WAS/J instances,
8.      One WAS re-boot. Send all events from one WAS to the other.

Schedule

Wink estimates that it will take approximately 8 weeks for us to design, code, and test the two new GUIs. Here is a breakdown of the schedule:

        Finish design: Feb 24 - 28
        Coding:  March 3 - April 4
        Testing:  April 7 - April 18
        Delivery to Toshiba: April 18

We will provide any new English language strings that may be needed in the new GUIs to Toshiba as soon as possible for localization.

We will provide user documentation for the new GUIs in English on or before April 18 for localization.

                    ADDENDUM TO WINK ENGINE LICENSE AGREEMENT

THIS AMENDMENT (the "Amendment") hereby amends to the Wink Engine License Agreement executed as of January 15, 1998 (The "Agreement") between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway. Alameda. CA 94501 ("Wink") and Toshiba Corporation, with offices at 1-1 Shibaura, 1-Chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba"). The Amendment is executed by the parties as of this 15th day of January, 1998 ("Execution Date") to memorialize changes to the parties' relationship and its terms are effective as of the Execution Date.

        Unless specifically amended in this Amendment, all terms of the Agreement remain in force.

                                    AMENDMENT

1.       TOSHIBA-REQUESTED UPDATE

        Development Requested and Agreed To. Pursuant to Exhibit E (entitled "Support") of the Agreement, Toshiba had requested that Wink create a Toshiba-Requested Update. Such Toshiba- Requested Update shall be an updated version of the Licensed Engine Product ("Version 1.2"), to be developed in a timeframe to meet Toshiba's desired shipment schedule of televisions and settop boxes. Wink agrees to develop the Version 1.2 Toshiba-Requested Update, at a charge of [ * ], to be paid within 30 days of Acceptance ("Acceptance") by Toshiba of the object code to the Licensed Engine Product Version 1.2.

               1.1 Development Plan for Version 1.2. An Addendum to Exhibit A ("Exhibit A - 1.2") shall be added to the Agreement, to reflect relevant details concerning the development plan for Version 1.2 Toshiba-Requested Update.

               1.2 Schedule for Version 1.2. Wink shall deliver to Toshiba by e-mail by January 31, 1998, the final version of the code for Version 1.2.


        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                      TOSHIBA CORPORATION


By: /s/ Pat Ransil                             By: /s/ Hideaka Yamamoto

Name: Pat Ransil                               Name: Hideaka Yamamoto

Title: VP Engineering                          Title: General Manager
                                                      ADI Business Group

                                 EXHIBIT A - 1.2

                 DEVELOPMENT PLAN OF LICENSED ENGINE VERSION 1.2

1.      Specifications

Specifications for the Licensed Engine Product are the same as Licensed Engine Product Version 1.1 with (the following 2 modifications:-

        1.1 Auto Start Application: In Licensed Engine Product Version 1.1 (the HINT_APP_AUTO_START application is disabled in Wink Engine. This application is to be enabled Version 1.2
        1.2 Resident ROM App: Enable Toshiba to link resident ROM applications. Separate resident APP.o from dataAPI.o so that Toshiba can change ROM applications.

                              AMENDMENT No. 2 TO
                   WINK APPLICATION SERVER LICENSE AGREEMENT

      THIS AMENDMENT (the "Amendment") hereby amends the terms and conditions of the "Wink Application Server License Agreement" executed as of the 30th day of September 1997 (the "Agreement") between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501, U.S.A. ("Wink") and Toshiba Corporation with offices at 1-1 Shibaura, 1-Chome, Minato-ku, Tokyo 105-8001, Japan ("Toshiba"). The Amendment is effective by the parties as of the 31st day of December 1998 ("Execution Date").

      Unless specifically amended in this Amendment, all terms of the Agreement remain in force.

                                   AMENDMENT

1.    Toshiba-requested update

      Pursuant to Exhibit H (entitled "Support") Section B (entitled "Comprehensive Support") of the Agreement, Toshiba has requested that Wink creates a Toshiba-Requested Update (WAS V.1.2) in accordance with the development plan attached hereto as an Exhibit. Wink agrees to develop the Toshiba-Requested Update, at a charge of US $36,000.00, to be paid by Toshiba within 30 days of acceptance by Toshiba of the object code of such Toshiba-Requested Update.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Amendment as of the Execution Date.

WINK COMMUNICATIONS, INC.                  TOSHIBA CORPORATION

By: /s/ MARY AGNES WILDEROTTER             By: /s/ HIDETAKA YAMAMOTO
   ----------------------------               -----------------------------

Name: Mary AGNES WILDEROTTER               Name: HIDETAKA YAMAMOTO
     --------------------------                 ---------------------------

Title: President/CEO                       Title: General Manager ADI Group
     --------------------------                 ---------------------------

                                    EXHIBIT
                 DEVELOPMENT PLAN FOR TOSHIBA-REQUESTED UPDATE
                               (WAS Version 1.2)

1.   Specifications

     The following functionality shall be developed and included into the WAS as WAS version 1.2:

     Odd/even UIC

     Immediate update and Time-specified update

     Don't show "Change Update Time"

     Filter events by times or by UIC numbers

     Printing item lists to a file

     Entering Kanji to "Event Name"

     Re-enabling of a periodic event

     Modification to WAS log file

2. Development Milestones & Schedule: Deliverables, Deliverer, and Completion Dates

     All developments have been concluded as of the Execution Date.